Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-134684 of U-Store-It Trust on Form S-8 of our report dated June 26, 2009, appearing in this Annual Report on Form 11-K of U-Store-It, L.P. 401(k) Retirement Savings Plan for the year ended December 31, 2008.

/s/ Maloney + Novotny LLC

Cleveland, Ohio

June 25, 2010